                              EMPLOYMENT AGREEMENT
                              --------------------


  THE EMPLOYMENT AGREEMENT made and entered into the 8th day of December, 1993 and effective as of July 28, 1993, by and between Bally Manufacturing Corporation, a Delaware corporation ("Employer") and Jerry Thornburg ("Employee"):

  WHEREAS, Employer and Employee desire to enter into this Employment Agreement to set forth the rights and duties of the parties herein;

  NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties agree as follows:

  1. Employment.

   (a) Employer hereby employs Employee in the capacity of Vice President, Audit, reporting directly to the independent Audit Committee of the Board of Directors of Employer, as well as the Chairman of the Board and Chief Executive Officer of Employer, and such additional capacity or capacities of equal status and responsibility as the Chairman of the Board and Chief Executive Officer of Employer, or his designated representative(s), shall determine, and Employee hereby accepts such employment upon the terms and conditions herein set forth.

   (b) During the term of his employment, Employee will devote his best efforts to his employment and perform such duties consistent with his capacities as Vice President, Audit, and such additional capacity or capacities as the Chairman of the Board and Chief Executive Officer of Employer shall determine, as are assigned to him by Employer. Employee will devote his entire working time and attention to the business of, and will be loyal to, Employer, and Employee agrees to render service on behalf of Employer or on behalf of its subsidiaries. It is acknowledged that during the term of this Employment Agreement, if Employee is required to reside outside the metropolitan area of Chicago, Illinois, Employer shall reimburse Employee for all costs and expenses related to Employee's relocation. It is further acknowledged that, in the event Employee is asked to relocate and declines to do so, this Employment Agreement shall be terminated, and Employee shall be entitled to receive an amount equal to the Base Salary (as hereinafter defined) in full satisfaction of Employer's obligations hereunder.

   (c) Employee shall not, without prior written consent of Employer, directly or indirectly, during the term of this Employment Agreement:

     (i) Other than in the performance of duties naturally inherent to Employer's business and in furtherance thereof, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, but this shall not be construed as preventing the Employee from investing his assets in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made and which are not in violation of subparagraph (ii) below or from engaging in charitable activities so long as such activities do not interfere with the performance of Employee's duties hereunder;

     (ii) Engage in any activity competitive with or adverse to Employer's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or otherwise, directly or indirectly, except that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed violative of this subparagraph (ii);

     (iii) Be engaged by any entity which conducts business with or acts as consultant or advisor to Employer, whether alone, as a partner, or as an officer, director, employee or shareholder, or otherwise, directly or indirectly, except that ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed violative of this subparagraph (iii).

  2. Term.

   The term of this Employment Agreement shall begin on July 28, 1993 ("commencement date") and shall continue for three (3) years from such date.

  3. Compensation.

   (a) In consideration of the services to be rendered by the Employee hereunder, the Employer agrees to pay to the Employee, and the Employee agrees to accept, as compensation, the sum of One Hundred Thirty-Five Thousand Dollars ($135,000) (the "Base Salary") for each twelve month period following the effective date of this Employment Agreement, which shall be paid on the regularly recurring pay periods established by Employer.

   (b) It is further understood by both parties that if, in the opinion of the Compensation and Stock Option Committee of the Board of Directors of Employer (the "Committee"), the Employee's performance warrants the payment of additional compensation, then the Employer agrees that a discretionary bonus payment shall be made in addition to the Base Salary above provided. The criteria that the Committee may take into consideration in providing for such discretionary bonus payments are Employee's ability and performance, the success achieved by the department or group managed by the Employee and such other criteria as the Employer may deem relevant.

  4. Vacation and Other Benefits.

   Employee shall be entitled to a reasonable vacation each year of his employment with Employer as well as other employment benefits, including hospitalization, life insurance, death and retirement plans, an automobile allowance, and the like, afforded to senior executives of Employer of comparable status.

  5. Expenses.

   Employer shall pay all reasonable expenses incurred by Employee in the performance of his responsibilities and duties for Employer as well as the promotion of Employer's business.

   Employee shall submit to Employer periodic statements of all expenses so incurred. Subject to such audits as Employer may deem necessary, Employer shall reimburse Employee the full amount of any such expenses advanced by Employee promptly in the ordinary course.

  6. Covenants and Confidential Information.

   (a) Employee agrees that for the applicable period specified below, he will not, directly or indirectly, do any of the following:

     (i) Own, manage, control, or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise, with any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which is engaged in any manner in, or otherwise competes with, the business of Employer (as conducted on the date Employee ceases to be employed hereunder); PROVIDED, HOWEVER, that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant;

     (ii) Induce any person who is an employee, officer, or agent of Employer to terminate said relationship.

     (iii) Be employed or engaged (as an employee, officer, agent, independent contractor, or otherwise) by any competitor of Employer.

     (iv) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of Employer, the customer lists, inventions, ideas, discoveries, manufacturing methods, product research or engineering data or other trade secrets of Employer, it being acknowledged by Employee that all such information regarding the business of Employer compiled or obtained by, or furnished to, Employee while he shall have been employed by or associated with Employer is confidential information and the exclusive property of Employer.

   (b) The provisions of subparagraphs 6(a)(i) and 6(a)(iii) of this paragraph 6 shall be operative for a period of eighteen (18) months commencing the date Employee terminates or is terminated for cause, as hereinafter defined, as an employee of Employer under this Employment Agreement or any extension, renewal, modification, or amendment of same. All other obligations created by the terms of this paragraph 6 are of a continuing nature and shall remain in full effect at all times during and beyond Employee's period of employment. If Employee continues in the employ of Employer beyond the original term hereof, whether at the same or different compensation, then for the purpose of this subparagraph (b) this Employment Agreement shall be deemed extended during the period of such employment unless the parties agree in writing to the contrary.

   (c) Employee expressly agrees and understands that the remedy at law for any breach by him of this paragraph 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that Employer shall be entitled to immediate injunctive relief and if the court so permits, may obtain a temporary order restraining any threatened or further breach. Nothing contained in this paragraph 6 shall be deemed to limit Employer's remedies at law or in equity for any breach by Employee of the provisions of this paragraph 6 which may be pursued or availed of by Employer. Any covenant on Employee's part contained hereinabove, which may not be specifically enforceable, shall nevertheless, if breached, give rise to a cause of action for monetary damages.

   (d) Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Employer under this paragraph 6, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to Employer, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee's sole means of support, are fully required to protect the legitimate interests of Employer and do not confer a benefit upon Employer disproportionate to the detriment to Employee.

   (e) For the purposes of this paragraph 6, the term "Employer" shall be deemed to include Bally Manufacturing Corporation, Bally's Casino Holdings, Inc., GNOC, CORP., and Bally's Health & Tennis Corporation and any of their parent, affiliate or subsidiary corporations, together with their respective successors or assigns.

   (f) The covenants contained in this paragraph 6 shall be construed to extend to separate counties of the states of the United States in which Employer during the term of Employee's employment has been or is engaged in business, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any one of said counties, said covenants shall not be affected thereby with respect to each other county, such covenants with respect to each county being construed as severable and independent.

   (g) In the event Employee shall violate any legally enforceable provision of this Employment Agreement as to which there is a specific time period during which Employee is prohibited from taking certain actions or from engaging in certain activities, as set forth in such Employment Agreement, then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

  7. Illness, Incapacity or Death During Employment.

   a) If the Employee is unable to perform his services by reason of illness or incapacity resulting in a failure to discharge his duties under this Employment Agreement for six (6) or more consecutive months, then upon thirty
(30) days notice, Employer may terminate the employment of Employee under this Employment Agreement and Employee, upon such termination, shall be paid his Base Salary on a pro-rata basis to the date of termination through the thirty
(30) day notice period.

   In the event of such termination, the Employee shall have the right to the assignment of any and all insurance policies or health protection plans if said policies and plans permit assignment out of the group to an individual employee.

   (b) In the event of Employee's death, all obligations of Employer under this Employment Agreement shall terminate other than the payment of that portion of his Base Salary on a pro-rata basis accrued to the date of death, plus reimbursement of all expenses reasonably incurred by Employee in performing his responsibilities and duties for Employer prior to and including such date.

  8. Termination for Cause and Severance Compensation.

   (a) The employment of Employee under this Employment Agreement, and the term hereof, may be terminated by Employer for cause at any time. For purposes hereof, the term "cause" includes but is not limited to:

     (i) Employee's insubordination, fraud, dishonesty, willful misconduct or gross negligence in the performance of his duties hereunder, including willful failure to perform such duties as may properly be assigned him hereunder;

(ii)  Employee's material breach of any provision of this Employment Agreement;
or

       (iii) Employee's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement to which Employee may be subject by reason of his position with Employer and its affiliates or subsidiaries, whether under the laws of Nevada, New Jersey or otherwise.

   Any termination by reason of the foregoing shall not be in limitation of any other right or remedy Employer may have under this Employment Agreement or otherwise.

   (b) In the event of a change in control of Employer or Employer as a result of which Employee is asked to leave Employer's employ, Employee will be entitled to receive from Employer, in a lump sum, the full amount of Base Salary compensation that he would be entitled to for the remainder of the term of this Employment Agreement or an amount equal to twenty-four (24) months Base Salary, whichever is greater. For purposes of this Employment Agreement, change in control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (as in effect on the effective date of this Employment Agreement), whether or not Employer or Bally's Health & Tennis Corporation is then subject to such reporting requirements.

  9. Severable Provisions.

   The provisions of this Employment Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

  10.  Binding Agreement.

   The rights and obligations of Employer under this Employment Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of Employer.

  11.  Attorneys' Fees.

   In the event Employee is required to commence legal action to enforce the provisions of this Employment Agreement and

Employee prevails in such action, Employer shall pay Employee's costs and expenses, including reasonable attorneys' fees, incurred in such action.

  12.  Notices.

   Any notice to be given to Employer under the terms of this Employment Agreement shall be addressed to Employer at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of the Employer, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, registered or certified, return receipt requested, and deposited in a post office or branch post office regularly maintained by the United States Government.

  13.  Waiver.

   Either party's failure to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver by a party of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to him or it under the circumstances.

  14.  Governing Law.

   This Employment Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Illinois, without reference to principles of conflict of laws.

  15.  Captions and Paragraph Headings.

   Captions and paragraph headings used herein are for convenience only and are not a part of this Employment Agreement and shall not be used in construing it.

  16.  Entire Agreement.

   This Employment Agreement constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and may not be modified or terminated orally. No modification, termination or attempted waiver of this Employment Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

  IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed as of the day and year first above written.



                                   BALLY MANUFACTURING CORPORATION


                                   By: /S/
                                   _________________________________
                                   Vice President      "Employer"

ATTEST: /S/ Carol DePaul
        ______________________
          Secretary


                                   /S/Jerry Thornburg
                                   ------------------------------
                                   Jerry Thornburg     "Employee"



  This Employment Agreement has been approved by the Compensation and Stock Option Committee of the Board of Directors of Bally Manufacturing Corporation as of December 8, 1993.


                                  By:/S/ Carol S. DePaul
                                     ----------------------------------------
                                  Secretary of Compensation and Stock Option
                                  Committee